UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2012

BIDZ.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51257	95-4728109
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3562 Eastham Drive
Culver City, California	90232
(Address of principal executive offices)	(Zip Code)

310-280-7373

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective July 26, 2012, Claudia Y. Liu, the Company’s Chief Operating Officer, was terminated without “cause” as defined in the employment agreement entered into by and between Ms. Liu and the Company dated as of February 21, 2007 (the “Employment Agreement”). Ms. Liu’s termination was part of a planned reduction in force by the Company. Pursuant to the terms of the Employment Agreement, Ms. Liu will be paid all accrued compensation through the termination date, severance compensation of $255,000 (equal to one and one-half times Ms. Liu’s current base salary), and the Company will continue to provide Ms. Liu, for a two year period following termination, at the Company’s expense, all life insurance, disability, health and other employee benefits provided to Company employees generally. Ms. Liu’s termination was consented to in writing by Glendon Group, Inc., pursuant to Section 6.01 of the Agreement and Plan of Merger dated as of May 17, 2012 by and among the Company, Glendon Group, Inc. and Bidz Acquisition Company Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2012	BIDZ.COM, INC.

	By:	/s/ Lawrence Kong
Lawrence Kong
Chief Financial Officer